EXHIBIT 4.3


                                                                  CONFORMED COPY





                        TRANSAMERICA FINANCE CORPORATION
                                    as Issuer

                                       and

                            BNY MIDWEST TRUST COMPANY
            (successor in interest to Harris Trust and Savings Bank)
                                   as Trustee


           __________________________________________________________


                             SUPPLEMENTAL INDENTURE

                          Dated as of January 12, 2004

                                       to

                                    INDENTURE

                            Dated as of April 1, 1991


           __________________________________________________________



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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1    DEFINITION OF TERMS...........................................3

                                   ARTICLE II
                             AMENDMENTS TO INDENTURE

SECTION 2.1    AMENDMENTS TO COVENANTS.......................................3

                                   ARTICLE III
                                  MISCELLANEOUS

SECTION 3.1    RATIFICATION OF THE INDENTURE.................................4
SECTION 3.2    TRUSTEE NOT RESPONSIBLE FOR RECITALS..........................4
SECTION 3.3    TERMINATION...................................................4
SECTION 3.4    SUCCESSORS AND ASSIGNS........................................5
SECTION 3.5    AMENDMENTS....................................................5
SECTION 3.6    NOTICES.......................................................5
SECTION 3.7    BENEFIT.......................................................5
SECTION 3.8    GOVERNING LAW; JURISDICTION...................................5
SECTION 3.9    SEPARABILITY..................................................5
SECTION 3.10   COUNTERPARTS..................................................6
SECTION 3.11   EFFECTIVENESS.................................................6























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         SUPPLEMENTAL INDENTURE, dated as of January 12, 2004 (this
"Supplemental Indenture") between Transamerica Finance Corporation, a Delaware corporation (the "Company"), and BNY Midwest Trust Company (successor in interest to Harris Trust and Savings Bank), a banking association duly incorporated and registered under the laws of Illinois, as trustee (the "Trustee").

         WHEREAS, the Company has executed and delivered to the Trustee an indenture dated as of April 1, 1991 (the "Indenture") providing for the issuance by the Company from time to time of its unsecured senior debt securities issuable in one or more series;

         WHEREAS, the Company has issued, and the Trustee has authenticated and delivered, four series of debt securities designated Medium Term Notes, Series E; Medium Term Notes, Series F; 7.50% Senior Notes due March 15, 2004; 6.40% Senior Notes due September 15, 2008 (collectively, the "Notes");

         WHEREAS, the Company is the obligor with respect to the Notes;

         WHEREAS, the Company proposes to amend and supplement the Indenture in certain respects;

         NOW THEREFORE, in consideration of the premises, the parties hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

SECTION 1.1 DEFINITION OF TERMS.

         Unless the context otherwise requires:

         (a) a term defined in the Indenture has the same meaning when used in this Supplemental Indenture;

         (b) a term defined anywhere in this Supplemental Indenture has the same meaning throughout this Supplemental Indenture;

         (c)      the singular includes the plural and vice versa; and

         (d) the Article and Section headings herein and the Table of Contents are for convenience of reference only and do not affect the construction of this Supplemental Indenture.

                                   ARTICLE II
                                   AMENDMENTS

SECTION 2.1 AMENDMENTS TO INDENTURE.

         (a) Section 801 (Company May Consolidate, etc., Only on Certain Terms) of the Indenture is hereby deleted and replaced in its entirety with the following:


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                  ss. 801. Limitation on Consolidation, etc. by the Company.

                  The Company shall not consolidate with or merge into any Person that is not organized and existing under the laws of the United States of America or any State or the District of Columbia and shall not convey or transfer its properties and assets substantially as an entirety to any Person that is not organized and existing under the laws of the United States of America or any State thereof or the District of Columbia if such Person would assume the Company's obligations under this Indenture in connection therewith.

         (b) Section 802 (Successor Substituted) of the Indenture is hereby deleted and replaced in its entirety with the following:

                  ss. 802. [Intentionally omitted.]


         (c) Section 803 (Securities to be Secured in Certain Events) of the Indenture is hereby deleted and replaced in its entirety with the following:

                  ss. 803. [Intentionally omitted.]

         (d) Section 1007 (Limitation on Liens) of the Indenture is hereby deleted and replaced in its entirety with the following:

                  ss. 1007. [Intentionally omitted.]

                                  ARTICLE III
                                  MISCELLANEOUS

SECTION 3.1 RATIFICATION OF THE INDENTURE.

         Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 3.2 TRUSTEE NOT RESPONSIBLE FOR RECITALS.

         The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.3 TERMINATION.

         This Supplemental Indenture shall terminate once the principal (premium, if any) and interest of all outstanding Notes have been paid.



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SECTION 3.4 SUCCESSORS AND ASSIGNS.

         Agreements contained in this Supplemental Indenture shall inure to the benefit of the Holders of the Notes then outstanding.

SECTION 3.5 AMENDMENTS.

         This Supplemental Indenture may only be amended in accordance with
Section 902 of the Indenture.

SECTION 3.6 NOTICES.

         All notices provided for in this Supplemental Indenture shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

         (a) If given to the Trustee, at the mailing address of the Trustee set forth below:

                  BNY Midwest Trust Company
                  Corporate Finance Administration
                  2 North LaSalle St., 10th Floor
                  Chicago, IL  60602

         (b) If given to any Holder, at the address set forth in the Security Register.

         All such notices shall be deemed to have been given when received in person, transmitted by facsimile with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document was refused delivery or could not be delivered because of a change of address, of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 3.7 BENEFIT.

         Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 3.8 GOVERNING LAW; JURISDICTION.

         This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of law provisions.

SECTION 3.9 SEPARABILITY.

         In case any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture,


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and this Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

SECTION 3.10 COUNTERPARTS.

         This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

SECTION 3.11 EFFECTIVENESS.

         This Supplemental Indenture shall become a legally effective and binding instrument upon the execution and delivery hereof by all parties hereto.



                                    * * * * *



























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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the day and year first above written.



                                        TRANSAMERICA FINANCE CORPORATION


                                        By: /s/ Rosario A. Perrelli
                                            ------------------------------------
                                            Name:  Rosario A. Perrelli
                                            Title: Executive Vice President and
                                                   Chief Financial Officer




                                        BNY MIDWEST TRUST COMPANY
                                          as Trustee


                                        By: /s/ C. Potter
                                            ------------------------------------
                                            Name:  C. Potter
                                            Title: Assistant Vice President




























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